Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "MASTERWORKS 012, LLC", FILED IN THIS OFFICE ON THE TENTH DAY OF MARCH, A.D. 2020, AT 7:11 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

7894131 8100
SR# 20202049860

Authentication: 202559451
Date: 03-11-20

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:11 PM 03/10/2020
FILED 07:11 PM 03/10/2020
SR 20202049860 - File Number 7894131

CERTIFICATE OF FORMATION

OF

MASTERWORKS 012, LLC

1. The name of the limited liability company is Masterworks 012, LLC.

2. The address of its registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 10th day of March, 2020.

Jared W. Poplin, Organizer